NOTICE: BY ACCEPTING DELIVERY OF THIS CERTIFICATE THE RECORD HOLDER AND ANY ASSIGNEE(S) ACCEPT AND AGREE TO THE CONDITIONS UNDER "NOTICE" ON THE REVERSE.

NUMBER

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

BELEZA
LUXURY GOODS

100,000,000 AUTHORIZED SHARES

CUSIP

RESTRICTED

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $.001 PER SHARE, OF

BELEZA LUXURY GOODS, INC.

transferable on the books of the Corporation in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers, and its Corporate Seal to be affixed in facsimile.

Dated:

The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without prior written approval of counsel to the Company being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instructions.

COUNTERSIGNED AND REGISTERED
TRANSHARE CORPORATION
5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111
By Transfer Agent and Registrar - Authorized Signature

BELEZA LUXURY GOODS, INC.
CORPORATE
SEAL
NEVADA

SECRETARY

PRESIDENT

TRANSHARE CORPORATION